EXHIBIT 1

                   STATEMENT OF CHIEF EXECUTIVE OFFICER
                        PURSUANT TO SECTION 906 OF
                      THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Arthur J. Seidenfeld certify that:

1. The Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2002 (the "Report") of Modern Technology Corp. (the "Company"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2003

                      /s/ Arthur J. Seidenfeld
                      ------------------------
                        Arthur J. Seidenfeld
                President and Chief Executive Officer